Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 6, 2008 relating to the financial statements and financial statement schedules, which appears in Validus Holding, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Hamilton, Bermuda
August 7, 2008